Exhibit 99.1
FOR IMMEDIATE RELEASE

SABRA REPORTS THIRD QUARTER 2019 RESULTS; CONTINUES TO IMPROVE LEVERAGE AND OTHER CREDIT METRICS; REAFFIRMS 2019 GUIDANCE

IRVINE, CA, October 30, 2019 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq:SBRA) today announced results of operations for the third quarter of 2019.

RECENT HIGHLIGHTS

•
For the third quarter of 2019, net income attributable to common stockholders, FFO, Normalized FFO, AFFO and Normalized AFFO per diluted common share were $0.12, $0.45, $0.47, $0.46 and $0.47, respectively.

•	In our managed portfolio:

◦
Our wholly-owned Senior Housing - Managed portfolio produced net income of $5.7 million and $2.1 million for the third quarter of 2019 and 2018, respectively, and same store year-over-year Cash NOI growth of 9.7%.

◦	Our unconsolidated joint venture produced a net loss of $0.6 million and $1.7 million for the third quarter of 2019 and 2018, respectively, and same store year-over-year Cash NOI growth of 15.3%.

•
During the third quarter of 2019, we made investments of $20.6 million with a weighted average initial cash yield of 8.65%, including a $14.8 million investment in two addiction treatment facilities under a 15 year triple-net lease having an initial cash lease yield of 9% with annual escalators equal to the greater of 2% and CPI.

•	We continued to improve our leverage, cost of capital and other credit metrics during this quarter:

◦
On September 9, 2019, we closed on our previously announced $2.2 billion (U.S. $2.1 billion plus CAD $125.0 million) credit facility amendment, which lowered interest rate spreads for revolver borrowings and term loan borrowings by 15 basis points and 20 basis points, respectively, based on our current credit rating. The amendment also improved our debt maturities laddering by extending the maturity for the revolver to September 2023 (compared to August 2021) and created additional laddering of our term loans with various maturities through September 2024 (compared to maturity dates through August 2022). Based on outstanding borrowings as of September 30, 2019, the annual interest savings from this amendment is $2.7 million.

◦
During the third quarter of 2019, we sold 4.2 million shares of common stock under our ATM Program, generating gross proceeds of $91.2 million, before $1.3 million of commissions. These proceeds were primarily used to repay $75.0 million of amounts outstanding under our revolving credit facility, which resulted in a reduction of our Net Debt to Adjusted EBITDA ratio (including our unconsolidated joint venture) from 5.76x as of June 30, 2019 to 5.70x as of September 30, 2019.

◦	In addition, these transactions improved the following key credit metrics compared to the second quarter of 2019:

▪	Interest Coverage improved 0.35x, increasing to 4.97x

▪	Fixed Charge Coverage improved 0.26x, increasing to 4.72x

▪	Total Debt/Asset Value improved 1%, decreasing to 38%
For additional detail and information regarding these key credit metrics, refer to the Credit Metrics and Ratings section of our corresponding Supplemental Report, available in the Investor Relations section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations.

◦
Finally, on October 7, 2019, we issued $350.0 million of 3.90% senior unsecured notes due 2029. The net proceeds were used to redeem all $200.0 million of our outstanding 5.375% senior unsecured notes due 2023 and repay amounts outstanding under our revolving credit facility. This refinancing of our senior unsecured

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notes is expected to result in $1.9 million of annual interest savings and will further reduce our cost of permanent debt to 3.81% from 3.91% as of September 30, 2019.

•	We reaffirm our previously issued earnings guidance with the following updates to our expectations for the fourth quarter of 2019:

◦	Total interest expense for the fourth quarter of 2019 is expected to be $27.5 million.

◦	Capital expenditures (Senior Housing - Managed and non-yielding triple-net) for the fourth quarter of 2019 are expected to total $4.9 million.

◦
Investments for the fourth quarter of 2019, primarily related to our propriety development pipeline, are expected to total $56 million with an average initial cash yield of 6.5%, with the majority expected to be completed at the end of the fourth quarter.

◦
Dispositions and paydowns of the Company’s loans receivable and preferred equity investments in the fourth quarter of 2019 are expected to total $16 million with associated annualized Cash NOI of $0.7 million.

◦
These updates continue to be based on our expectation of reducing our Net Debt to Adjusted EBITDA ratio (including our unconsolidated joint venture) to below 5.50x (below 5.0x excluding our unconsolidated joint venture) by December 31, 2019.

•
On October 30, 2019, we announced that our board of directors declared a quarterly cash dividend of $0.45 per share of common stock. The dividend will be paid on November 29, 2019 to common stockholders of record as of the close of business on November 15, 2019.

Commenting on the third quarter results, Rick Matros, CEO and Chairman, said, “We continued to execute our strategy and make meaningful improvements to our balance sheet this quarter. We look forward to hitting our target leverage of 5.50x Net Debt to Adjusted EBITDA or better by year end. That will position us to enter 2020 with all balance sheet initiatives completed and positions us with the strongest balance sheet since the Company’s inception.
“Operationally, our portfolio was stable. Senior Housing - Managed growth was quite strong. Skilled Nursing/Transitional Care and Senior Housing EBITDAR coverages were flat, while hospital coverage was up. Same store Skilled Nursing/Transitional Care and Senior Housing occupancy ticked up. Although hospital occupancy was down, this population remains more dynamic with shorter and less predictable lengths of stays.
“The one Skilled Nursing/Transitional Care tenant that was down most noticeably was Avamere. This was a function of Avamere’s ancillary companies, which had gone through a major software conversion. The facility performance was stable, and we expect the ancillary businesses to recover over the next couple of quarters.
“Our Skilled Nursing/Transitional Care tenants reported a smooth transition to PDPM. While it is still too early to accurately gauge the benefits, our tenants’ perspective remains universally positive.”
LIQUIDITY
As of September 30, 2019, we had approximately $829.4 million of liquidity, consisting of unrestricted cash and cash equivalents of $29.4 million and available borrowings of $800.0 million under our revolving credit facility. As of September 30, 2019, we also had $191.5 million available under the ATM Program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2019 third quarter results will be held on Thursday, October 31, 2019 at 10:00 am Pacific Time. The dial-in number for U.S. participants is (844) 862-3710. For participants outside the U.S., the dial-in number is (612) 979-9902. The conference ID number is 3958455. The webcast URL is https://edge.media-server.com/mmc/p/pi8rthqz. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the third quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of September 30, 2019, Sabra’s investment portfolio included 434 real estate properties held for investment (consisting of (i) 304 Skilled Nursing/Transitional Care facilities, (ii) 62 Senior Housing communities (“Senior Housing - Leased”), (iii) 44

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Senior Housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”) and (iv) 24 Specialty Hospitals and Other facilities), one investment in a direct financing lease, 20 investments in loans receivable (consisting of (i) one mortgage loan, (ii) two construction loans and (iii) 17 other loans), nine preferred equity investments and one investment in an unconsolidated joint venture that owns 170 Senior Housing - Managed communities. As of September 30, 2019, Sabra’s real estate properties held for investment included 43,553 beds/units and its unconsolidated joint venture included 7,538 beds/units, spread across the United States and Canada.
FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our de-levering activity, and our tenants’ financial performance, as well as our expected future financial position, results of operations (including our expectations for the fourth quarter of 2019), business strategy, and plans and objectives for future operations, capital raising activity and operator restructurings.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP

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financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental and related revenues	$110,104	$130,467	$339,291	$418,951
Interest and other income	3,325	3,932	77,145	12,823
Resident fees and services	36,405	17,403	89,537	52,426

Total revenues	149,834	151,802	505,973	484,200

Expenses:
Depreciation and amortization	43,092	48,468	137,517	143,301
Interest	29,255	37,305	99,181	109,880
Triple-net portfolio operating expenses	5,611	—	17,140	—
Senior housing - managed portfolio operating expenses	23,979	12,611	60,258	37,034
General and administrative	8,709	8,173	24,952	25,753
Provision for doubtful accounts, straight-line rental income and loan losses	57	8,910	1,457	9,449
Impairment of real estate	13,966	—	119,102	1,413

Total expenses	124,669	115,467	459,607	326,830

Other income (expense):
Loss on extinguishment of debt	(644)	—	(10,763)	—
Other income	215	1,336	385	4,156
Net (loss) gain on sales of real estate	(19)	14	1,216	142,445

Total other income (expense)	(448)	1,350	(9,162)	146,601

Income before loss from unconsolidated joint venture and income tax expense	24,717	37,685	37,204	303,971

Loss from unconsolidated joint venture	(605)	(1,725)	(5,635)	(3,626)
Income tax expense	(826)	(732)	(2,292)	(1,847)

Net income	23,286	35,228	29,277	298,498

Net income attributable to noncontrolling interests	(4)	(10)	(22)	(22)

Net income attributable to Sabra Health Care REIT, Inc.	23,282	35,218	29,255	298,476

Preferred stock dividends	—	—	—	(9,768)

Net income attributable to common stockholders	$23,282	$35,218	$29,255	$288,708

Net income attributable to common stockholders, per:

Basic common share	$0.12	$0.20	$0.16	$1.62

Diluted common share	$0.12	$0.20	$0.16	$1.62

Weighted-average number of common shares outstanding, basic	190,650,400	178,317,769	183,578,254	178,309,127

Weighted-average number of common shares outstanding, diluted	191,952,389	178,941,213	184,698,411	178,729,853

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation of $502,777 and $402,338 as of September 30, 2019 and December 31, 2018, respectively	$5,344,997	$5,853,545
Loans receivable and other investments, net	108,242	113,722
Investment in unconsolidated joint venture	324,324	340,120
Cash and cash equivalents	29,431	50,230
Restricted cash	10,231	9,428
Lease intangible assets, net	104,977	131,097
Accounts receivable, prepaid expenses and other assets, net	145,801	167,161
Total assets	$6,068,003	$6,665,303

Liabilities
Secured debt, net	$113,644	$115,679
Revolving credit facility	200,000	624,000
Term loans, net	1,182,983	1,184,930
Senior unsecured notes, net	1,106,484	1,307,394
Accounts payable and accrued liabilities	109,401	94,827
Lease intangible liabilities, net	73,074	83,726
Total liabilities	2,785,586	3,410,556

Equity
Common stock, $.01 par value; 250,000,000 shares authorized, 193,696,901 and 178,306,528 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,937	1,783
Additional paid-in capital	3,823,584	3,507,925
Cumulative distributions in excess of net income	(523,709)	(271,595)
Accumulated other comprehensive (loss) income	(19,395)	12,301
Total Sabra Health Care REIT, Inc. stockholders’ equity	3,282,417	3,250,414
Noncontrolling interests	—	4,333
Total equity	3,282,417	3,254,747
Total liabilities and equity	$6,068,003	$6,665,303

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SABRA HEALTH CARE REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$29,277	$298,498
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	137,517	143,301
Amortization of above and below market lease intangibles, net	1,102	4,193
Non-cash interest income adjustments	(1,680)	(1,722)
Non-cash interest expense	7,846	7,548
Stock-based compensation expense	8,829	6,275
Non-cash lease termination income	(9,725)	—
Loss on extinguishment of debt	10,763	—
Straight-line rental income adjustments	(14,067)	(34,404)
Provision for doubtful accounts, straight-line rental income and loan losses	1,457	9,449
Net gain on sales of real estate	(1,216)	(142,445)
Impairment of real estate	119,102	1,413
Loss from unconsolidated joint venture	5,635	3,626
Distributions of earnings from unconsolidated joint venture	10,162	6,494
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(7,252)	(4,031)
Accounts payable and accrued liabilities	(20,769)	(15,171)
Net cash provided by operating activities	276,981	283,024
Cash flows from investing activities:
Acquisition of real estate	(14,977)	(239,001)
Origination and fundings of loans receivable	(9,441)	(41,448)
Origination and fundings of preferred equity investments	—	(5,285)
Additions to real estate	(15,985)	(21,695)
Repayments of loans receivable	13,761	48,282
Repayments of preferred equity investments	3,672	6,491
Investment in unconsolidated joint venture	—	(354,461)
Net proceeds from the sales of real estate	321,715	290,864
Buyout of noncontrolling interests	(200)	—
Net cash provided by (used in) investing activities	298,545	(316,253)
Cash flows from financing activities:
Net repayments of revolving credit facility	(424,000)	(22,000)
Proceeds from issuance of senior unsecured notes	297,039	—
Principal payments on senior unsecured notes	(500,000)	—
Principal payments on secured debt	(2,566)	(3,202)
Payments of deferred financing costs	(14,001)	(12)
Payments related to extinguishment of debt	(6,897)	—
Distributions to noncontrolling interests	(116)	(107)
Preferred stock redemption	—	(143,750)
Issuance of common stock, net	302,030	(499)
Dividends paid on common and preferred stock	(247,222)	(244,978)
Net cash used in financing activities	(595,733)	(414,548)
Net decrease in cash, cash equivalents and restricted cash	(20,207)	(447,777)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	211	(156)
Cash, cash equivalents and restricted cash, beginning of period	59,658	587,449
Cash, cash equivalents and restricted cash, end of period	$39,662	$139,516
Supplemental disclosure of cash flow information:
Interest paid	$100,230	$111,519

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SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$23,282	$35,218	$29,255	$288,708
Add:
Depreciation and amortization of real estate assets	43,092	48,468	137,517	143,301
Depreciation and amortization of real estate assets related to noncontrolling interests	(14)	(39)	(93)	(119)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,439	5,214	16,102	15,929
Net loss (gain) on sales of real estate	19	(14)	(1,216)	(142,445)
Net loss on sales of real estate related to unconsolidated joint venture	—	—	1,690	—
Impairment of real estate	13,966	—	119,102	1,413
FFO attributable to common stockholders	$85,784	$88,847	$302,357	$306,787
Lease termination income	—	—	(66,948)	—
Loss on extinguishment of debt	644	—	10,763	—
Provision for doubtful accounts and loan losses, net	57	10,860	1,457	5,568
Other normalizing items (1)	3,623	6,810	12,542	11,122
Normalized FFO attributable to common stockholders	$90,108	$106,517	$260,171	$323,477
FFO attributable to common stockholders	$85,784	$88,847	$302,357	$306,787
Merger and acquisition costs	130	151	192	593
Stock-based compensation expense	3,259	2,436	8,829	6,275
Straight-line rental income adjustments	(3,357)	(10,652)	(14,067)	(34,404)
Amortization of above and below market lease intangibles, net	(1,601)	5,561	1,102	4,193
Non-cash interest income adjustments	(555)	(548)	(1,680)	(1,722)
Non-cash interest expense	2,523	2,551	7,846	7,548
Non-cash portion of loss on extinguishment of debt	642	—	3,866	—
Provision for doubtful straight-line rental income, loan losses and other reserves	57	8,801	1,457	11,293
Non-cash lease termination income	—	—	(9,725)	—
Other non-cash adjustments related to unconsolidated joint venture	777	118	2,923	1,132
Other non-cash adjustments	(3)	25	95	55
AFFO attributable to common stockholders	$87,656	$97,290	$303,195	$301,750
Cash portion of lease termination income	—	—	(57,223)	—
Cash portion of loss on extinguishment of debt	2	—	6,897	—
Provision for (recovery of) doubtful cash income	—	108	—	(2,160)
Other normalizing items (1)	2,050	466	5,067	4,372
Normalized AFFO attributable to common stockholders	$89,708	$97,864	$257,936	$303,962
Amounts per diluted common share attributable to common stockholders:
Net income	$0.12	$0.20	$0.16	$1.62
FFO	$0.45	$0.50	$1.64	$1.72
Normalized FFO	$0.47	$0.60	$1.41	$1.81
AFFO	$0.46	$0.54	$1.63	$1.68
Normalized AFFO	$0.47	$0.55	$1.39	$1.69
Weighted average number of common shares outstanding, diluted:
Net income, FFO and Normalized FFO	191,952,389	178,941,213	184,698,411	178,729,853
AFFO and Normalized AFFO	192,590,320	179,469,883	185,480,674	179,428,243

(1)
For FFO, the three and nine months ended September 30, 2019 include $1.5 million and $1.4 million, respectively, of write-offs related to straight-line rent receivables. The nine months ended September 30, 2019 also includes $1.0 million of incremental interest expense related to the redemption of the 2021 Notes. For AFFO, the nine months ended September 30, 2019 also includes $5.9 million of write-offs related to above/below market rent intangibles. For FFO, the three and nine months ended September 30, 2018 include $6.3 million of acceleration of above market lease intangible amortization. The nine months ended September 30, 2018 also includes $5.5 million of capitalized issuance costs written off as a result of the preferred stock redemption and a contingency fee of $2.0 million earned during the period related to a legacy CCP investment. In addition, other normalizing items for FFO include un-reimbursed triple-net operating expenses and CCP merger and transition costs, and other normalizing items for AFFO include un-reimbursed triple-net operating expenses and CCP transition costs.

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REPORTING DEFINITIONS

Ancillary Supported Tenant
A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage.

Cash Net Operating Income (“Cash NOI”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis and one legacy CCP tenant), one Ancillary Supported Tenant and facilities for which data is not available or meaningful.

Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*
The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can

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REPORTING DEFINITIONS

help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Occupancy Percentage
Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Mix
Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre-stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned

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REPORTING DEFINITIONS

from leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap.

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